Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1692300
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One AMD Place

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices including Zip Code)

ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN

ADVANCED MICRO DEVICES, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Harry A. Wolin

Senior Vice President, General Counsel

Advanced Micro Devices, Inc.

One AMD Place

Sunnyvale, California 94088-3453

(408) 749-4000

(Name and Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount to be Registered(2)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $.01 Par Value	28,000,000	(4)	$28.63	$801,640,000	$85,776

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan.

(2)	This registration statement shall also cover any additional shares of common stock which become issuable under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (the “EIP”) and the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.

(3)	Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the reported high ($29.33) and low ($27.92) sale prices of the common stock, as reported on The New York Stock Exchange on June 7, 2006.

(4)	Of the 28,000,000 shares of common stock being registered hereunder, 25,000,000 are authorized under the EIP, and 3,000,000 are authorized under the ESPP.

Proposed sale to take place as soon after the effective date of the registration statement as options granted under the plan are exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Advanced Micro Devices, Inc. is sometimes referred to as “we,” “us” or “our.”

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register:

•	an additional 25,000,000 shares of our common stock reserved for issuance under our 2004 Equity Incentive Plan, which increase was approved by our Board of Directors on March 22, 2006 and our stockholders on May 5, 2006; and

•	an additional 3,000,000 shares of our common stock reserved for issuance under our 2000 Employee Stock Purchase Plan, which increase was approved by our Board of Directors on March 22, 2006 and our stockholders on May 5, 2006.

We hereby incorporate by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (File No. 001-07882):

•	Our Annual Report on Form 10-K for the fiscal year ended December 25, 2005, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2006 Annual Meeting of Stockholders, filed with the SEC on February 27, 2006;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2006, filed with the SEC on May 5, 2006;

•	Our Current Report on Form 8-K filed with the SEC on January 12, 2006;

•	Our Current Reports on Form 8-K filed with the SEC on January 23, 2006;

•	Our Current Report on Form 8-K filed with the SEC on January 27, 2006;

•	Our Current Report of Form 8-K filed with the SEC on February 15, 2006;

•	Our Current Report on Form 8-K filed with the SEC on March 2, 2006;

•	Our Current Report on Form 8-K filed with the SEC on March 22, 2006;

•	Our Current Report on Form 8-K filed with the SEC on May 10, 2006;

•	Our registration statement on Form S-8 (File No. 333-40030) filed with the SEC on June 23, 2000;

•	Our registration statement on Form S-8 (File No. 333-60550) filed with the SEC on May 9, 2001;

•	Our registration statement on Form S-8 (File No. 333-108217) filed with the SEC on August 26, 2003;

•	Our registration statement on Form S-8 (File No. 333-115474) filed with the SEC on May 13, 2004;

•	The description of our common stock, par value $.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on September 14, 1979, including any subsequently filed amendments and reports updating such description; and

•	All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Information that we file later with the SEC will automatically update and supersede this information.

Item 8.	Exhibits.

See Index to Exhibits.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 7th day of June, 2006.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Robert J. Rivet
Robert J. Rivet Executive Vice President, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Hector de J. Ruiz and Robert J. Rivet, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their indicated capacities on the date indicated.

Signature	Title	Date

/s/ Hector de J. Ruiz Hector de. J. Ruiz	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 7, 2006

/s/ Robert J. Rivet Robert J. Rivet	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2006

/s/ W. Michael Barnes W. Michael Barnes	Director	May 4, 2006

/s/ Bruce L. Claflin Bruce L. Claflin	Director	May 3, 2006

/s/ H. Paulett Eberhart H. Paulett Eberhart	Director	May 4, 2006

/s/ Robert B. Palmer Robert B. Palmer	Director	May 4, 2006

/s/ Leonard M. Silverman Leonard M. Silverman	Director	May 4, 2006

/s/ Morton L. Topfer Morton L. Topfer	Director	May 4, 2006

INDEX TO EXHIBITS

EXHIBIT

5.1	Opinion of Latham & Watkins LLP.

10.1	Advanced Micro Devices, Inc. 2004 Equity Incentive Plan.

10.2	Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan.(1)

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).

(1)	Incorporated by reference to the Advanced Micro Devices, Inc.’s Proxy Statement filed with the SEC on March 23, 2006.